EXHIBIT 10.1

LOAN AND SECURITY AGREEMENT
This LOAN AND SECURITY AGREEMENT is dated effective August 16, 2021, between VERITEX COMMUNITY BANK, a Texas state bank ("Lender"), with a place of business located at 8214 Westchester Drive, Suite 400, Dallas, TX 75225, and ANGEL OAK MORTGAGE REIT TRS, LLC, a Delaware limited liability company ("REIT Borrower"), having its principal place of business at 3344 Peachtree Rd., NE, Suite #1725, Atlanta, Georgia 30326, ANGEL OAK MORTGAGE FUND TRS, a Delaware statutory trust ("Trust Borrower"), having its principal place of business located at c/o Angel Oak Capital Advisors, LLC, 3344 Peachtree Road., NE, Suite #1725, Atlanta, Georgia 30326 and ANGEL OAK MORTGAGE OPERATING PARTNERSHIP, LP, a Delaware limited partnership ("Operating Borrower"), having its principal place of business at c/o Angel Oak Capital Advisors, LLC, 3344 Peachtree Road., NE, Suite #1725, Atlanta, Georgia 30326. All references to "Borrower" in this Agreement shall refer to each of REIT Borrower, Trust Borrower and Operating Borrower individually, collectively, interchangeably and jointly and severally.
The parties agree as follows:
1.DEFINITIONS AND CONSTRUCTION.
1.1Definitions. As used in this Agreement, the following terms shall have the following definitions:
"Act" means all present and future laws, regulations, statutes, common law, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items of any federal, state, or local government, instrumentality, or body, as the same may be amended, modified, or supplemented from time to time related to Hazardous Materials.
"Advance" or "Advances" means borrowings from time to time in accordance with this Agreement.
"Advance Rate" means, with respect to each Eligible Loan Type, the percentage set forth opposite such Eligible Loan Type in the column captioned "Advance Rate" on Schedule 1.1 attached hereto.
"Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

"Agreement" means this Loan and Security Agreement and any extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Loan and Security Agreement.
“AOMT II” means AOMT II, LLC, a Delaware limited liability company.
"Authorized Officer" means any manager or officer of Borrower, any Person authorized by law, or other Person designated in writing as an authorized officer by Borrower to Lender.
"Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended, and any successor statute.
"Borrower" has the meaning set forth in the preamble to this Agreement.
"Borrower's Books" means all of Borrower's books and records including all ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information, and the equipment containing such information.
"Borrowing Base Amount" means, as of any date of determination, with respect to any Eligible Note, an amount equal to (a) the unpaid principal balance of such Eligible Note multiplied by (b) the Advance Rate for the applicable Eligible Loan Type.
"Borrowing Base" means, as of any date of determination, an amount equal to the aggregate sum of the Borrowing Base Amount of all Eligible Notes; provided, however, the aggregate Advances attributable to all Eligible Notes of an Eligible Loan Type shall not exceed the Sublimit for such Eligible Loan Type. For the avoidance of doubt, Lender has no obligation, at any time, to advance funds in excess of the Maximum Amount.
"Borrowing Base Certificate" means, as of any date of preparation, a certificate setting forth the Borrowing Base in substantially the form of Exhibit A attached hereto, prepared by and certified by an Authorized Officer of Borrower.
"Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.
"Change of Control" means:
(a)any transaction or event as a result of which Angel Oak Capital Advisors, LLC, a Delaware limited liability company, and its Affiliates cease to, directly or indirectly, Control the Obligated Parties;
(b)the sale, transfer or other disposition of all or substantially all of any Borrower’s or Parent’s assets (excluding any such action taken in connection with any securitization transaction);

(c)any transaction or event as a result of which (i) Parent ceases to own, directly or indirectly, one hundred percent (100%) of the equity voting securities of Operating Borrower, (ii) Operating Borrower ceases to own, directly or indirectly, one hundred percent (100%) of the equity voting securities of REIT Borrower or (iii) REIT Borrower ceases to own, directly or indirectly, one hundred percent (100%) of the equity voting securities of Trust Borrower; or
(d)the consummation of a merger or consolidation of any Borrower with or into another entity or any other corporate reorganization (in one transaction or a series of transactions), if more than fifty one percent (51%) of the combined voting power of the continuing or surviving entity’s voting stock or other equity interests outstanding immediately after such merger, consolidation, or such other reorganization is owned by persons who were not owners or any Borrower immediately prior to such merger, consolidation or other reorganization.
"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. ("Controlled" and "Controlling" have the meaning correlative thereto).
"Closing Date" means the date of this Agreement.
"Code" means the Uniform Commercial Code, as enacted in the State of Texas, as amended from time to time.
"Collateral" means all of the following, whether now existing or hereafter acquired: all Mortgage Loans and related Notes in connection with which Lender has made an Advance that remains unpaid, including all Eligible Notes and all present and future accounts, chattel paper (including electronic chattel paper), documents, financial assets, general intangibles, instruments, investment property, payment intangibles, securities, security accounts and security entitlements now or hereafter owned, held, acquired or arising from, related to, evidencing, evidenced by or securing such Notes and Eligible Notes, all Note Files (and any other documents, instruments or writings related to such Notes and Eligible Notes in the possession of Lender or the Custodian), the funds in the Collection Account and REO related to the Eligible Notes, the records, and all servicing rights related to the Eligible Notes, the Note Mortgages, all supporting obligations related to such Eligible Notes, and any other documents executed in connection with the Eligible Notes, any property relating to any Eligible Notes or the related mortgaged property, any takeout commitments relating to any Eligible Notes, all insurance policies and insurance proceeds relating to any Eligible Notes or the related mortgaged property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, any income (whether principal, interest, dividends or other distributions) relating to any Eligible Notes, Borrower's operating account, settlement account and servicing account established with Lender, and any other contract rights, accounts, deposit accounts (including any interest of Borrower in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that any of the foregoing relate to any Eligible Notes and any other assets relating to the Eligible Notes (including, without limitation, any other accounts) or any interest in the Eligible Notes, the servicing of the Eligible Notes; together with (a) all substitutions and replacements for and products of such property; (b) any money, deposit accounts, or other assets of Borrower that are or come into the possession, custody, or control of Lender, any servicer or the Custodian (for the benefit of Lender) now or in the future; (c) all books and records of Borrower, including all mail or e-mail addressed to Borrower related to the Eligible Notes; and (d) all products and proceeds whether tangible or intangible, of any of the foregoing including proceeds of insurance covering any or all of the foregoing, and any and all accounts, money, deposit accounts, judgments, attachments, claims for relief, levies, causes of action or other tangible or intangible property resulting from the sale, foreclosure, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof. For the avoidance of doubt, all references to "Eligible Notes" in this definition of Collateral shall include any Mortgage Loans and related Notes, Nonperforming Notes and/or Ineligible Collateral in connection with which Lender has made any Advance which remain unpaid.
"Collateral Assignment" means the omnibus collateral assignment of notes, loan documents and liens, dated as of the Closing Date, executed by Borrower for the benefit of Lender, in form and substance satisfactory to Lender, and all amendments, supplements, replacements, and modifications thereof from time to time.
"Collection Account" has the meaning set forth in Section 2.4.
"Commercial Properties" means non-residential properties where greater than 5% of the rentable area is inhabited by a commercial tenant.
"Compliance Certificate" means a compliance certificate in the form attached hereto as Exhibit B.
"Construction Loan" means a loan evidenced by a Note the proceeds of which are used by the borrower thereof to fund the costs of the construction or rehab or renovation of any improvements on the related mortgaged property.
"Custodial Agreement" means any custodial agreement entered into between a Custodian, Borrower and Lender reflecting an agreement to act as custodian or bailee on behalf of Lender respecting some or all of the Collateral.
"Custodian" means Lender or another Person, including, without limitation, U.S. Bank National Association, acting as Lender's custodian respecting some or all of the Collateral.
"Daily Balance" means the amount of all Obligations owed at the end of a given day.
"Debt Service" means, for any Person for any period, the sum of all regularly scheduled principal payments and all cash interest expense that are paid or payable during such period in respect of all debt of such Person (other than scheduled payments of principal on debt which pay such debt in full, but only to the extent such final payment is greater than the scheduled principal payment immediately preceding such final payment).

"Default" means (a) an Event of Default or (b) the occurrence of an event or condition which with notice or passage of time or both would become an Event of Default.
"EBITDA" means, for any Person for any period, an amount equal to (a) net income determined in accordance with GAAP, plus (b) the sum of the following to the extent deducted in the calculation of net income:  (i) interest expense; (ii) income taxes; (iii) depreciation; (iv) amortization; (v) extraordinary losses determined in accordance with GAAP; and (vi) other nonrecurring expenses of such Person reducing such net income which do not represent a cash item in such period or any future period, minus (c) the sum of the following to the extent included in the calculation of net income:  (i) income tax credits of such Person; (ii) extraordinary gains determined in accordance with GAAP; and (iii) all nonrecurring, noncash items increasing net income.
"Eligibility Criteria" means, with respect to each Eligible Loan Type, all eligibility criteria applicable to such Eligible Loan Type set forth on Schedule 1.1 attached hereto, including, without limitation, the criteria in the columns captioned "Maximum Loan Size", "Minimum FICO Score", and "Maximum LTV" set forth opposite such Eligible Loan Type thereon.
"Eligible Loan" means (a) Mortgage Loan of an Eligible Loan Type secured by a first-priority Note Mortgage, (b) that otherwise satisfies in full all of the Eligibility Criteria applicable to the Eligible Loan Type of such Mortgage Loan, (c) that complies in all respects with the Underwriting Guidelines applicable to the Eligible Loan Type of such Mortgage Loan, and (d) the date of the requested Advance in respect of the Note evidencing such Mortgage Loan is no more than sixty (60) days from the date of the Note.
"Eligible Loan Type" means each type of Mortgage Loan identified under the column entitled "Eligible Loan Type" on Schedule 1.1 attached hereto.
"Eligible Note" means each Note evidencing an Eligible Loan, together with all assignments, allonges, mortgages, trust deed, amendments or modifications thereto or replacements of substitutions therefor, that is assigned to Lender and accepted by Lender in its sole and absolute discretion to Advance against, and in respect of which Lender has a perfected, first-priority lien thereon and in all related Collateral, not subject to any other liens or claims of any kind (other than Permitted Liens). "Eligible Note" shall not include, and Lender shall not advance against any Nonperforming Notes, any other Ineligible Collateral, or any Note that does not constitute Collateral.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any predecessor, successor, or superseding laws of the United States of America, together with all regulations promulgated thereunder.
"Event of Default" has the meaning set forth in Section 8.
"FEIN" means Federal Employer Identification Number.

"GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.
"Guarantor" means (a) Angel Oak Mortgage Inc., a Delaware corporation ("Parent"), and (b) any other Person who from time to time guarantees all or any part of the Indebtedness and/or the Obligations.
"Guaranty" means a written guaranty of each Guarantor in favor of Lender, in form and substance reasonably satisfactory to Lender, as the same may be amended, modified, restated, renewed, replaced, extended, supplemented or otherwise changed from time to time.
"Hazardous Materials" means:
(a)those substances as defined as "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act, Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq. ("RCRA"), or the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.;
(b)those substances designated as a "hazardous substance" under or pursuant to the Federal Water Pollution Control Act, 33 U.S.C. §1257 et seq., or defined as a "hazardous waste," under or pursuant to RCRA;
(c)those substances listed in the United States Department of Transportation Table (40 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and
(d)such other substances, materials and wastes which are regulated under any Act, or which are classified as hazardous or toxic under any Act.
All of the statutes, acts, codes, sections and tables listed above shall include all amendments, modifications and supplements thereto, together with all regulations promulgated pursuant to such statutes, acts, codes, sections and tables.
"Indebtedness" means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of a Person, and in any event including: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such Person in respect of letters of credit, letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products; (c) all obligations under capitalized leases; (d) all obligations or liabilities of others secured by a lien or security interest on any property or asset of such Person, irrespective of whether such obligation or liability is assumed; and (e) any obligation that is of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.
"Indemnified Persons" means Lender and its parents, subsidiaries, affiliates and participants, and each of their officers, directors, agents, employees, and administrators, and the permitted heirs, successors, and assigns of all of the foregoing.
"Ineligible Collateral" means any of the following Notes (and all Collateral related to such Notes):
(a)any Note or related Collateral that is collateral for Indebtedness owed to a Person other than Lender;
(b)any Note for which either (i) the original thereof endorsed to Lender in form reasonably acceptable to Lender has not been delivered to Lender or its Custodian or (ii) a complete and accurate Note File (satisfying all requirements set forth in the definition thereof below) has not been delivered to Lender or its Custodian;
(c)any Note for which Borrower has not confirmed to Lender that each property encumbered by a related Note Mortgage and securing such Note is insured by a policy of casualty insurance meeting the requirements of Section 6.12 hereof;
(d)any Note for which Borrower has not delivered to Lender or its Custodian, within seven (7) Business Days of the related Advance, evidence satisfactory to Lender that all of the property encumbered by the related Note Mortgage is insured by policies of title insurance reasonably acceptable in form and substance to Lender;
(e)any Note that, with respect to which, the applicable representations and warranties set forth in Article 5 are no longer true, correct and complete in all material respects;
(f)any Note that is not secured by a Note Mortgage with a first-priority lien on the related mortgaged property;
(g)any Note that is secured by Commercial Property;
(h)any Nonperforming Note;
(i)any Note made by a borrower that is an Obligated Party or an Affiliate thereof and/or a borrower that has received an equity contribution from an Obligated Party or an Affiliate thereof;
(j)any Note evidencing a Construction Loan;

(k)any Note evidencing a Mortgage Loan that is not an Eligible Loan;
(l)any Note in respect of which Lender made an Advance that has not repaid in full as of the date that is 240 days from the date of such Advance; and/or
(m)any other Notes or related Collateral deemed ineligible by Lender in its reasonable discretion.
"Insolvency Proceeding" means any action commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking receivership, reorganization, arrangement, or other similar relief.
"Insurance Policy" means any and all policies of insurance which Borrower obtains, or is required to obtain, on the Collateral and shall include, but not be limited to, the policies described in Section 6.12 hereof.
"Investor/DSCR Mortgage Loan" means any Mortgage Loan secured by a Note Mortgage on a non-owner occupied residential property in which the mortgagor was qualified using the ratio of gross rents of the property to the monthly payment on the subject Note Mortgage.
"IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
"Lender" has the meaning set forth in the preamble to this Agreement.
"Lender Expenses" means all reasonable, documented: costs, fees and expenses (including taxes, photocopying, notarization, telecommunication and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or advanced by Lender; fees, costs and premiums relating to documentation, cash management fees, filing, recording, title insurance, premiums and expenses, publication, appraisal or broker's opinions of value (including periodic Collateral appraisals), real estate survey, real property taxes on any real property, environmental audit, Custodian and search fees assessed, paid, or incurred by Lender in connection with Lender's transactions with Borrower; costs and expenses incurred by Lender in determining, from time to time, the Borrowing Base and value of the Eligible Notes; costs and expenses incurred by Lender in the asset reviews set forth in Section 2.7(c); costs and expenses incurred by Lender in preserving the value of the Collateral; costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Lender resulting from the dishonor of checks; costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Lender in examining Borrower's Books; costs and expenses of third party claims or any suit paid or incurred by Lender in enforcing or defending the Loan Documents; and Lender's reasonable attorneys' fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including reasonable attorneys' fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.
"Liquidity" means, with respect to Guarantor, an amount equal to the sum of aggregate (a) unencumbered and unrestricted cash, and (b) unencumbered and unrestricted cash equivalents (to the extent consisting of readily marketable securities (excluding "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, restricted stock and stock subject to the provisions of Rule 144 of the Securities and Exchange Commission).
"Loan" has the meaning set forth in Section 2.1.
"Loan Documents" means this Agreement, the Promissory Note, the Collateral Assignment, the Guaranties, the Custodial Agreement, the MERS Agreement, any other note or notes executed by Borrower and payable to Lender, and any other agreement entered into in connection with this Agreement, together with every other agreement, note, document, contract or instrument to which any Obligated Party now or in the future may be a party and which may be required by Lender in connection with, or as a condition to, the execution of this Agreement and every amendment, modification or substitution therefor.
"Losses" means any and all losses, liabilities, contingent liabilities, damages, obligations, claims, contingent claims, actions, suits, proceedings, disbursements, penalties, costs, and expenses (including, without limitation, actual, documented attorneys' fees and costs of counsel retained by Lender to monitor the proceedings and actions of Borrower in satisfying its obligations hereunder, and to advise and represent Lender with respect to matters related hereto, including, without limitation, fees incurred pursuant to 11 U.S.C. §101 et seq. and all other professional or consultants' fees and expenses), whether or not an action or proceeding is commenced or threatened.
"LTV" means, with respect to the date of origination of any Mortgage Loan, the ratio of (a) the original principal balance of the Note to (b) the appraised value (as reflected in the most recent appraisal of the underlying real property collateral delivered by Borrower to, and accepted and approved by, Lender) of the underlying real property collateral securing such Note, expressed as a percentage.
"Maturity Date" means August 16, 2023.
"Maximum Amount" means $50,000,000.00 unless this amount is expressly reduced under the terms of this Agreement, in which event it means such lesser amount.
"Maximum Rate" means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lender in accordance with applicable

Texas law (or applicable United States federal law to the extent that such law permits Lender to charge, contract for, receive or reserve a greater amount of interest than under Texas law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.
"MERS" means Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor thereto.

"MERS Agreement" means an Electronic Tracking Agreement Gestation Agreement among Trust Borrower, Lender, and MERSCORP, Inc. and any other agreement between such parties as may be reasonably required by Lender.
"MERS Designated Mortgage Loan" means a Mortgage Loan for which the Borrower has designated or will designate (a) MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Borrower, in accordance with MERS Procedures Manual, and (b) Lender as the “Warehouse/Gestation Lender”, or such other similar designation, on the MERS System.
"MERS® System" means the system of recording transfers of mortgages electronically maintained by MERS.
"Monthly Settlement Date" means the 16th day of each calendar month, or, if such date falls on a weekend or holiday, the next day following the weekend or holiday; provided that the initial Monthly Settlement Date shall occur on September 16, 2021, and the final Monthly Settlement Date shall occur on the Maturity Date.
"Mortgage Loan" means any loan secured by a Note Mortgage originated by Borrower or purchased by Borrower from an Affiliate of Borrower.
"Nonperforming Note" means a Note, in respect of which any of the following events have occurred or circumstances exist: (a) such Note is more than sixty (60) days past due, (b) Borrower has agreed (orally or in writing) to extend the due date of any payment due thereunder or otherwise forbear from exercising its rights and remedies as the result of a monetary or non-monetary default thereunder, (c) any foreclosure proceeding has been instituted against the mortgaged property or other collateral securing such Note, (d) an Insolvency Proceeding is filed by or against the borrower or other obligor under such Note, (e) such Note is otherwise in monetary default, or (f) the borrower or other obligor under such Note asserts any setoff, defense or counterclaim with respect to payment thereof.
"Non-QM Mortgage Loan" means a Mortgage Loan outside regulatory interest rate or ability to pay parameters that is not a safe-harbor Mortgage Loan.

"Note" means each promissory note or other evidence of indebtedness evidencing a Mortgage Loan, executed by a third party maker and payable to the order of Borrower (or assigned to Borrower by valid allonge and/or endorsement), and if Lender elects in its sole discretion, each deed evidencing REO, together with all assignments, allonges, mortgages, trust deed, amendments or modifications thereto or replacements of substitutions therefor.
"Note File" means, in respect of any Note against which Lender has made an Advance and shall include: (a) the Note bearing all intervening endorsements and/or allonges, or a Lost Note Affidavit (as defined in the Custodial Agreement) with applicable changes reasonably acceptable to Lender, endorsed in blank, (b) a conformed copy of the Note Mortgage bearing the original recording information, (c) an original "Assignment of Mortgage" endorsed in blank for each Note Mortgage, in form and substance acceptable for recording and signed in the name of Borrower by an authorized Person on behalf of Borrower (or in the case of a MERS Designated Mortgage Loan, evidence that such Mortgage Loan has been registered on the MERS System in a manner reasonably acceptable to Lender and reflecting Lender as the "Warehouse/Gestation Lender"), (d) the originals or copies of recorded intervening assignments of mortgage, if any, with evidence of recording thereon, showing an unbroken chain of title from the originator thereof to Borrower (or in the case of a MERS Designated Mortgage Loan, MERS), (e) an attorney's opinion of title and abstract of title or copy of mortgagee or loan title insurance policy, or if the mortgagee or loan title insurance policy has not been issued, a copy of the irrevocable commitment to issue the same, related to the Note Mortgage, (f) if any of the above documents has been executed by a person holding a power of attorney for Borrower, as notified to the Custodian in writing, an original of such power of attorney, and (g) any other documents, instruments and writings related to the Note that are required to be in the Mortgage File (as defined in the Custodial Agreement) pursuant to the Custodial Agreement.
"Note Mortgage" means a mortgage, deed of trust, deed to secure debt or similar instrument covering real property improved by a completed one-to-four family dwelling unit located in the United States that secures the repayment of a Mortgage Loan and, if applicable, the lien noted on the certificate of title for the structure that has been affixed to the real property described in the Note Mortgage.
"Obligated Party" means Borrower, each Guarantor, or any other Person who is or becomes party to any agreement with Lender that obligates such Person to pay or perform, or that guarantees or secures payment or performance of, the Indebtedness or the Obligations under the Loan Documents or any part thereof.
"Obligations" means all loans, advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities (including all amounts charged to Borrower's loan account pursuant to any agreement authorizing Lender to charge Borrower's loan account), obligations, fees, lease payments, guaranties, covenants, and duties owing by Borrower or any other Obligated Party to Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents, by any note or other instrument, or pursuant to any other agreement between Lender and Borrower or Lender and such Obligated Party, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower or such Obligated Party to others that Lender may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Expenses that Borrower or any Obligated Party is required to pay or reimburse by the Loan Documents, by law, or otherwise.
"OFAC" means the Office of Foreign Assets Control.
"Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 10756, signed into law October 26, 2001).
"Permitted Liens" means: (a) liens and security interests held by Lender, and (b) with respect to the real property that serves as collateral for repayment of the Eligible Notes (but not the Eligible Notes), (i) liens for unpaid taxes which are not yet delinquent; and (ii) exceptions listed in the related title insurance, if any.
"Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations or associations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.
"Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower or any ERISA Affiliate sponsors or maintains or to which Borrower or any ERISA Affiliate makes, is making, or is obligated to contribute.
"Prime Jumbo Mortgage Loan" means any qualified Mortgage Loan that has an original principal balance that exceeds the maximum amount as determined by the Federal Housing Finance Agency for the jurisdiction in which the property is located (and, for the avoidance doubt, is not a Non-QM Mortgage Loan).
"Promissory Note" means the promissory note, dated as of the Closing Date, in the stated principal amount of up to $50,000,000.00, executed by Borrower and payable to the order of Lender, in form and substance satisfactory to Lender, and all amendments, extensions, renewals, replacements, increases, and modifications thereof.
"Protective Advances" means amounts actually paid by Borrower to governmental agencies or other Persons to reduce or pay in full senior liens or delinquent taxes, municipal charges or assessments, or environmental fees or costs on property encumbered by any Note Mortgages.
"REO" means real or personal property acquired by Borrower through exercise of foreclosure or other collection remedies.
"Servicer" means Select Portfolio Servicing, Inc., a Utah corporation.

"Servicing Agreement" means that certain Servicing Agreement dated August 1, 2019, between Trust Borrower and Servicer.
"Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.
"Sublimit" means, with respect to each Eligible Loan Type, an amount equal to (a) the percentage set forth opposite such Eligible Loan Type in the column captioned "Sublimit" on Schedule 1.1 attached hereto multiplied by (b) the Maximum Amount.
"Subsidiary" means (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Parent or one or more of other Subsidiaries or by Parent and one or more of such Subsidiaries, and (b) any other entity (i) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by one or more of Parent and other Subsidiaries and (ii) which is treated as a subsidiary in accordance with GAAP. For the avoidance of doubt, each Borrower is a Subsidiary of Parent.
"Stated Interest Rate" has the meaning set forth in Section 3 of the Note.
"Tangible Net Worth" means, for any Person at any particular time, all amounts which, in conformity with GAAP would be included as owner's equity on a balance sheet of a Person; but excluding (a) all assets which are properly classified as intangible assets, and (b) all loans and advances to any Affiliate, member, shareholder, owner, officer, or employee of such Person.
"Termination Date" has the meaning set forth in Section 3.3.
"Total Liabilities" means, as of the applicable date of determination, all liabilities of Parent and its Subsidiaries, on a consolidated basis, that should properly be included in the balance sheet of Parent and its Subsidiaries in accordance with GAAP. Total Liabilities shall exclude non-recourse Indebtedness owed by Parent and Subsidiaries in respect of obligations related to securitization of Mortgage Loans.
"Underwriting Guidelines" means Borrower's underwriting guidelines for each Eligible Loan Type approved by Lender as of the date hereof and any subsequent material amendments or modifications thereto approved by Lender in writing.
"Unused Amount" has the meaning set forth in Section 2.7(b).
"Voidable Transfer" has the meaning set forth in Section 14.12.
1.2Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.
1.3Code. Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.
1.4Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or" The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.
1.5Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
2.LOAN AND TERMS OF PAYMENT.
2.1Advances.
(a)Subject to the terms and conditions of this Agreement, during the term of this Agreement, Lender agrees to make one or more Advances to Borrower (the proceeds of all such Advances are, collectively, the "Loan") secured by Collateral in an amount established by the lesser of (1) the Maximum Amount or (2) the Borrowing Base. In connection with each Advance, Eligible Notes, including the security interests securing the Eligible Notes, shall be assigned to Lender (or assigned in blank) in form reasonably satisfactory to Lender, and notwithstanding any term, provision or condition of this Agreement,

Lender shall have no duty to make any Advance with respect to any Ineligible Collateral and all Advances shall be secured by a first-priority lien on and in all Collateral.
(b)At any time, if the amount of the Obligations (excluding interest) exceeds the Borrowing Base, Borrower shall, within two (2) Business Day after written notice from Lender: (i) pay the difference to Lender; or (ii) provide to Lender a lien and security interest in additional Collateral reasonably acceptable to Lender.
(c)Lender shall have no obligation to make Advances hereunder to the extent they would cause the outstanding Obligations under this Section 2.1 to exceed the Maximum Amount.
(d)Lender is authorized to make Advances under this Agreement based upon electronic (including email) Advance requests, or other instructions received from any person purporting to be an Authorized Officer of Borrower on or before 12 p.m., Dallas, Texas time of the day of the requested Advance. Any request for an Advance received after such time shall be fulfilled on the next Business Day. Any Advance requested by Borrower and made by Lender hereunder shall be made to such designated deposit accounts as Borrower's Authorized Officer shall direct. Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement, without premium or penalty.
(e)For the avoidance of doubt, Lender shall have no obligation to make any requested Advance unless and until Borrower delivers to Lender a Borrowing Base Certificate dated as of the date of such Advance.
2.2Promissory Note; Payments.
(a)The Loan shall be evidenced by, be repayable, and accrue interest in accordance with, this Agreement and the Promissory Note. Subject to the terms and conditions in this Agreement (including Section 2.1(c) and Section 3.2), the Promissory Note, and the other Loan Documents, Borrower may borrow, repay, and re-borrow under the Promissory Note in whole or in part, without premium or penalty.
(b)The Promissory Note shall be payable as follows:
(i)     Beginning with the first (1st) Monthly Settlement Date and continuing on each Monthly Settlement Date thereafter, all accrued but unpaid interest on the unpaid principal balance of the Promissory Note shall be due and payable in full.

(ii)    With respect to each Advance:
    (1)    on the day that is 211 days from the date of such Advance, Borrower shall pay to Lender an amount equal to ten percent (10%) of the unpaid principal balance of such Advance plus all accrued but unpaid interest thereon; and
    (2)    on the day that is 240 days from the date of such Advance, Borrower shall pay to Lender an amount equal to the unpaid principal balance of such Advance plus all accrued but unpaid interest thereon.
(iii)    On the Maturity Date, the unpaid principal balance of the Note, all accrued but unpaid interest thereon and all other amounts due and owing under the Loan Documents shall be due and payable in full.
2.3Interest Rates and Calculations.
(a)Interest Rate. Subject to this Section 2.3 and Section 6.2, the Obligations shall bear interest, on the actual Daily Balance, at the Stated Interest Rate.
(b)Aged Loan Interest Premium. In the event any Advance has not been repaid in full on or before the date that is 180 days from the date of such Advance, the Stated Interest Rate with respect to such Advance shall be increased by 0.25%, and if such Advance is not repaid in full on or before the date that is 210 days from the date of such Advance, the Stated Interest Rate with respect thereto shall be increased an additional 0.25%.
(c)Default Rate. The Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default at a rate equal to three percentage points (3.00%) above the Stated Interest Rate (the "Default Rate").
(d)Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.
2.4Collection Accounts.
(a)The Collection Account. To secure the timely payment and performance of the Obligations, Borrower has granted and does hereby grant to Lender a security interest in the Collateral, including all of its accounts. Except as otherwise agreed by both parties in writing, all proceeds of accounts and other Collateral, upon receipt or collection, shall be deposited into a deposit account of Borrower established with Lender (the "Collection Account")

(b)Payment of Accounts by Borrower's Account Debtors. At any time when there is no continuing Event of Default, Borrower, on its own behalf or through Servicer, shall be entitled to collect payment from its account debtors, provided that Borrower, after receipt thereof from Servicer, causes all such payments (net of any servicing fees payable to Servicer under the Servicing Agreement) to be deposited into the Collection Account in the manner contemplated in Section 2.4(a) within five (5) Business Days of the date any such payment is deposited with the Servicer. At any time following an Event of Default and while such Event of Default is continuing, Borrower shall instruct Servicer to pay all amounts received from account debtors, as Lender shall designate. If Borrower receives a payment or the proceeds of Collateral directly, Borrower will promptly deposit the payment or proceeds into the Collection Account. Until deposited, Borrower will hold all such payments and proceeds received directly in trust for Lender without co-mingling with other funds or property. All deposits held in the Collection Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations.
2.5Crediting Payments; Application of Collections. The receipt of any wire transfer of funds, check, or other item of payment shall be applied to provisionally reduce the Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Lender or unless and until such check or other item of payment is honored when presented for payment. Should any check or item of payment not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any wire transfer, check, or other item of payment shall be deemed received by Lender only if it is received into Lender's operating account on or before 4:00 p.m. Dallas, Texas time. If any wire transfer, check, or other item of payment is received into Lender's operating account after 4:00 p.m. Dallas, Texas time it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.
2.6Statements of Obligations. Lender may render statements to Borrower of the Obligations, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing.
2.7Fees. Borrower shall pay to Lender the following fees:
(a)Origination Fee. Borrower shall pay Lender a fully-earned and non-refundable origination fee equal to 0.125% of the Maximum Amount (the “Origination Fee”), which fee shall be due and payable in installments as follows: (i) $15,625 of the Origination Fee shall be due and payable on the Closing Date; (ii) $15,625 of the Origination Fee shall be due and payable on the July 31, 2021; (iii) $15,625 of the Origination Fee shall be due and payable on October 31, 2021; and (iv) $15,625 of the Origination Fee shall be due and payable on January 31, 2022.

(b)Unused Line Fee. For the purposes of this Section 2.7(b), "Unused Amount" means forty percent (40%) of the Maximum Amount reduced by outstanding Advances on the applicable measurement date. Commencing with the sixth-month period ending on December 31, 2021, Borrower agrees to pay to Lender an unused line fee at the rate of one-quarter of one percent (0.25%) per annum on the average daily Unused Amount during each sixth-month period ending on June 30th and December 31st of each calendar year, which unused line fee shall be due and payable in arrears on the first Monthly Settlement Date occurring after June 30th and December 31st of each calendar year and on the Termination Date.
(c)Financial Audit/Collateral Exam Fees. Borrower shall pay to Lender $50.00 for review by Lender of each Note within Borrower's portfolio to be assigned to Lender in connection with an Advance and any fees payable to the Custodian in connection with the Custodial Agreement and any Advance, unless otherwise paid directly to Custodian by Borrower. Borrower shall also pay Lender's actual fees incurred, for third parties, in connection with any collateral exams, audits, inspections, or valuations conducted by or on behalf of Lender of any Collateral or of the Borrower's operations or business, or any appraisals of real property subject to the lien of a Note Mortgage, together with any related out-of-pocket costs and expenses incurred by Lender with regard to any of the same, including, without limitation, reasonable, documented legal fees and expenses.
(d)Other Fees and Expenses. Borrower shall pay to Lender any and all reasonable costs incurred to close each Advance, including, without limitation, any filing or recording fees, fees for any appraisals, and any other applicable miscellaneous fees.
3.CONDITIONS; TERM OF AGREEMENT.
3.1Conditions Precedent to Initial Advance. The obligation of Lender to fund the initial Advance is subject to the fulfillment, to the satisfaction of Lender in its sole discretion, of each of the following conditions:
(a)The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (except for representations and warranties which contain materiality qualifiers, which shall be true and correct in all respects) on and as of the date of initial funding, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);
(b)No Default shall have occurred and be continuing on the date of the funding nor shall either result from the making of the funding;
(c)No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the making of such funding shall have been issued and remain in force by any governmental authority against Borrower, Guarantor, Lender, or any of their Affiliates;
(d)Lender shall have received each of the Loan Documents, duly executed by all parties thereto, and each such document shall be in full force and effect;
(e)The absence of any action, suit, investigation or proceeding pending or threatened in any court, arbitrator, or governmental authority which, in the Lender's sole opinion, could have a material adverse effect on operations, any of the Collateral or ability of the Borrower or Guarantor to perform all of their respective obligations and undertakings under the Loan Documents;
(f)Borrower shall have provided evidence reasonably satisfactory to Lender that its lien in the Collateral is a lien of first-priority;
(g)Lender shall have received a certificate from an authorized officer of Borrower, as required, attesting to the resolutions of Borrower's governing body authorizing its execution and delivery of all of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers, managers or members of Borrower to execute same;
(h)Lender shall have received copies of Borrower's formation documents and any operating agreements or member agreements, as amended, modified, or supplemented to the Closing Date, certified as being true, correct and complete by the authorized officers of Borrower;
(i)Lender shall have received a certificate of good standing with respect to Borrower by the Secretary of State of its state of formation, which certificate shall indicate that such entity is in good standing;
(j)Borrower shall have executed and delivered to Lender a Borrowing Base Certificate;
(k)Borrower shall have confirmed to Lender that each property encumbered by a Note Mortgage and securing an Eligible Note is insured by a policy of casualty insurance meeting the requirements of Section 6.12 hereof;
(l)Lender shall have received the copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.12 hereof, the form and substance of which shall be reasonably satisfactory to Lender;
(m)Payment of Lender's fees and reimbursable costs and expenses due under this Agreement through the date of the initial Advance, including without limitation all reasonable, documented legal expenses, filing and recording fees, incurred through the date of the closing of this Agreement, shall have been made to Lender;
(n)Evidence Borrower is licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification reasonably necessary, shall have been made to Lender;
(o)A Customer Identification Information Form and such other forms and verification as Lender may need to comply with the Patriot Act and other applicable laws and regulations;
(p)No material adverse change shall have occurred relative to Borrower, Borrower's business activities, operations and projections, the Collateral, or the liens, security interest, or rights of Lender;
(q)The receipt of all governmental licenses, approvals and consents and all third party consents deemed reasonably necessary or appropriate by the Lender;
(r)Evidence that Borrower is a member in good standing with MERS, will utilize the MERS System with respect to each Mortgage Loan that constitutes Collateral, will provide Lender with electronic access to Mortgage Loans that constitute Collateral under MERS Electronic Tracking Gestation Agreement; and
(s)Such other documents, instruments, and writings as Lender in its reasonable discretion may require.
3.2Conditions Precedent to Subsequent Advances. The following shall be conditions precedent to all subsequent Advances:
(a)On the date of each Advance, Borrower shall provide a Borrowing Base Certificate calculated as of the date of such Advance;
(b)the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (except for representations and warranties which contain materiality qualifiers, which shall be true and correct in all respects) on and as of the date of such Advance as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date) ;
(c)(i) no Event of Default exists on the date of such Advance nor shall an Event of Default result from the making of the Advance, and (ii) Lender has not given written notice of a Default as of the date of such Advance;
(d)no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the making of such Advance shall have been issued and remain in force by any governmental authority against Borrower, Lender, or any of their Affiliates; and
(e)Payment of Lender's fees and reimbursable costs and expenses due under this Agreement with regard to the respective subsequent Advance, including without limitation, filing and recording fees and appraisal fees, shall have been made to Lender.
3.3Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until all Obligations are paid in full. Borrower may request Advances from the date the conditions set forth in Section 3.1 are satisfied until the earlier of (the earliest of these dates, the "Termination Date"): (i) the Maturity Date; (ii) the date Borrower terminates the Loan; or (iii) the date Lender terminates the Loan following an Event of Default in accordance with the terms of this Agreement.
3.4Effect of Termination. On the Termination Date, all Obligations shall immediately become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Lender's continuing lien on and security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligation to provide Advances hereunder is terminated.
4.SECURITY INTEREST.
4.1Grant of Security Interest. Borrower hereby grants to Lender a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Lender's lien on and security interests in the Collateral shall attach to all Collateral without further act on the part of Lender or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral, except for sales in the ordinary course of business of Borrower or as provided in this Section 4, provided, however, that Borrower may repay an Advance at any time
4.2Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of negotiable collateral, Borrower shall, immediately upon the request of Lender, endorse and assign such negotiable collateral to Lender and deliver physical possession of such negotiable collateral to Lender or its Custodian.
4.3Maintenance of Collateral; Collection on Notes. In the Note Files, Borrower will cause to be delivered promptly to Lender or its Custodian each of the original Eligible Notes properly endorsed (by allonge or otherwise) by Borrower, or Borrower's seller directly, in favor of Lender or Lender's nominee. In the Note Files, Borrower will cause to be delivered promptly to Lender for perfecting security interests if Lender elects, an assignment of mortgagee's interest in each Note Mortgage from Borrower, or Borrower's seller directly, to

Lender, in recordable form. All allonges, endorsements, and assignments shall be in a form satisfactory to Lender in its reasonable discretion.
4.4Servicing and Subservicing. Subject to limitations contained herein to the contrary, and provided no Event of Default has occurred and is continuing, Borrower or its designee shall service and administer the Eligible Notes and the Note Mortgages in its own name (or in name of a subservicer designee). Such administration shall include, without limitation, corresponding and negotiating with the makers and/or guarantors of the Eligible Notes, collection or other proceedings under and pursuant to the Eligible Notes and related documents, entering into agreements with the makers and/or guarantors of the Eligible Notes, and taking such action as Borrower deems necessary and/or appropriate to collect upon the Eligible Notes. Borrower shall provide to Lender true and correct copies of any existing servicing or subservicing agreements that relate to the Eligible Notes, and if requested by Lender, Borrower will cause any servicer or subservicer of the Eligible Notes to enter into an acknowledgment agreement or another agreement with Lender in form and substance reasonably satisfactory to Lender pursuant to which such servicer or subservicer acknowledges Lender's interest in the servicing rights. Without the prior written consent of Lender, Borrower shall not enter any amendment of any existing servicing or subservicing agreement that relates to the Eligible Notes, which would reasonably be expected to have an adverse effect on any of the rights of Lender under the Loan Documents, provided that the foregoing shall not prohibit Borrower from waiving any non-material default by a servicer under a servicing agreement. Further, Borrower shall not enter into any new servicing or subservicing agreement that relates to the Eligible Notes unless and until (i) Lender has reviewed and approved such agreement in writing (such approval not to be unreasonably conditioned, delayed or withheld) and (ii) the new servicer or subservicer has entered into an acknowledgment agreement or another agreement with Lender in form and substance reasonably satisfactory to Lender pursuant to which such servicer or subservicer acknowledges Lender's interest in the servicing rights.
4.5Exercise of Rights and Remedies with Respect to Default Under Eligible Notes. Borrower shall notify Lender in advance of any foreclosure action brought under a Note Mortgage. In addition to other provisions contained herein, all notices to be sent to the makers of the Eligible Notes, shall be sent in the name of Borrower (or in name of a subservicer designee), unless otherwise required by law. All foreclosure proceedings are to be conducted in the name of Borrower, unless otherwise required by law.
Should Borrower be the successful bidder at foreclosure, or accept a deed in lieu of foreclosure, on any of the real property collateral which serves as security for the Eligible Notes, in consideration for Lender consenting to such transfer, Borrower shall deliver to Lender concurrently for recording a mortgage or deed of trust securing the Obligations, on all of the subject real property and fixtures in form and content reasonably satisfactory to Lender.
Provided that no Event of Default exists, should Borrower request that Lender re-deliver an Eligible Note and/or deliver a reassignment of a Note Mortgage, Lender shall deliver the requested document within five (5) Business Days provided that commercially reasonable escrow or other trust arrangements are made for the receipt and handling of the delivered documents.
The foregoing in this Section 4.5 shall only apply, if, with respect to the applicable Note, Borrower has not satisfied its obligations under Section 2.1(b).
4.6Release of Security Interests in the Eligible Notes. Upon payment in full of an Eligible Note by the obligor thereof, Lender shall, from time to time, within five (5) Business Days subsequent to the payoff and after request therefor from Borrower, deliver to Borrower, an assignment of such Eligible Note and its related security or as otherwise set forth in the Custodial Agreement.
4.7Delivery of Additional Documentation Required. At any time upon the reasonable request of Lender, Borrower shall execute and deliver to Lender all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Lender may reasonably request, to perfect and continue to perfect Lender's security interests in the Collateral.
4.8Powers of Attorney.
(a)Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to: (a) sign Borrower's name on any invoice or bill of lading relating to any account, drafts against account debtors, schedules and assignments of accounts, verifications of accounts, and notices to account debtors; (b) send requests for verification of accounts; (c) endorse Borrower's name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Lender's possession; (d) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; (e) make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (f) settle and adjust disputes and claims respecting the accounts or Eligible Notes directly with account debtors or the makers thereof, for amounts and upon terms which Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases which Lender determines to be necessary. The appointment of Lender as Borrower's attorney, and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligation to extend credit hereunder is terminated.

(b)With respect to the Limited Power of Attorney executed and delivered by Borrower to Lender in connection with this Agreement, Lender agrees not to exercise its rights thereunder unless either (i) Borrower instructs Lender to exercise its rights or (ii) an Event of Default has occurred and is continuing.
4.9Right to Inspect. Lender (through any of its officers, employees, or agents) shall have the right, upon no less than (10) Business Days advance written notice to Borrower and during the normal business hours of Borrower to inspect and copy Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. Unless an Event of Default has occurred and is continuing, Borrower shall only be required to reimburse Lender for the costs and expenses associated with one (1) such inspection, appraisal or test per calendar year.
5.REPRESENTATIONS AND WARRANTIES.
Borrower represents and warrants to Lender as follows. Any request for an Advance will be deemed a representation by Borrower that all of the following representations and warranties are true, correct and complete in all material respects as of the time of the request, unless they relate exclusively to an earlier date. Borrower shall promptly notify Lender in writing of any change in circumstances that would affect the accuracy of any representation or warranty, unless the representation and warranty specifically relates to an earlier date.
5.1No Prior Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of liens, claims, security interests, or encumbrances, except for Permitted Liens.
5.2Bona Fide Obligation. Each Eligible Note is a bona fide, good, valid, and subsisting obligation of the account debtor thereunder, and, to Borrower's knowledge, there are no facts which impair or will impair the validity of any such Eligible Note.
5.3No Defenses or Setoffs. To Borrower's knowledge, each Eligible Note and each Note Mortgage is free of any claim for credit, deduction, discount, allowance, defense (including the defense of usury), dispute, counter-claim, or setoff.
5.4Enforceable Agreements. Each Eligible Note and Note Mortgage is (i) enforceable according to its terms against each named account debtor thereon or trustor thereunder and (ii) complies in all material respects with all applicable federal, state, and local laws, regulations, and requirements.
5.5Correct Loan Terms. Each Eligible Note correctly sets forth the loan terms between Borrower and the account debtor thereunder, including, without limitation, the interest rate applicable thereto.

5.6Further Advances on Eligible Notes. There are no further advances or lending or other Obligations to be made by the holder of any Eligible Note to the makers thereof, except as otherwise disclosed to Lender at or prior to the time of pledging of the applicable Eligible Note.
5.7Compliance with Laws. All applicable state and federal laws (including any applicable usury and/or truth-in-lending statutes) have been complied with in conjunction with the Collateral, the non-compliance with which would have a material and adverse impact on the value, enforceability, or collectability of the Collateral.
5.8Commercial Transactions. Each Note evidences a Mortgage Loan.
5.9Authority to Assign. Borrower has such title to the Eligible Notes and Note Mortgages as it acquired, and full right and authority to pledge, assign and encumber the same.
5.10Business Location; FEIN. Borrower has one place of business, located at the address indicated in the preamble to this Agreement. Borrower's federal identification number has been provided to Lender prior to the Closing Date.
5.11Due Organization and Qualification. Borrower is duly organized and existing and in good standing under the laws of the state of its formation and qualified and licensed to do business in, and in good standing in any state where the failure to be so licensed or qualified could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), or finances of Borrower or on the value of the Collateral to Lender.
5.12Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's limited partnership or trust powers, as applicable, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's formation documents or trust agreement nor will they constitute an event of default under any material agreement to which Borrower is a party or by which its properties or assets may be bound.
5.13Litigation. There are no actions or proceedings pending by or against any Obligated Party before any court or administrative agency, and no Obligated Party has knowledge or belief of any threatened (in writing) litigation, governmental investigation, or claims, complaints, actions, or prosecutions involving Borrower or any other Obligated Party, which would materially and adversely impair (i) the prospect of repayment of the Obligations, (ii) the performance by the such Obligated Party of its obligations under the Loan Documents or (iii) the value or priority of Lender's security interests in the Collateral.
5.14No Material Adverse Change in Financial Condition. All financial statements relating to Borrower or Guarantor that have been delivered by Borrower or Guarantor to Lender have been prepared in accordance with GAAP and fairly present Borrower's (or Guarantor's, as applicable) and its Subsidiaries' financial condition as of the date thereof and

Borrower's and its Subsidiaries' results of operations for the period then ended. There has not been a material adverse change in the financial condition of Borrower, its Subsidiaries (or Guarantor, as applicable) since the date of the latest financial statements submitted to Lender on or before the Closing Date.
5.15Solvency. Borrower is Solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.
5.16Employee Benefits. Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC. To Borrower's knowledge, there are no outstanding liabilities under Title IV of ERISA with respect to any Plan maintained or sponsored by Borrower or any ERISA Affiliate.
5.17Specific Representations and Warranties.
(a)Borrower has provided Lender a true and correct copy of the Servicing Agreement. As of the Closing Date, Borrower is not a party to any other servicing or subservicing agreements with respect to any Eligible Notes.
(b)Borrower has provided Lender a true and correct copy of its Underwriting Guidelines.
(c)As of the Closing Date, Servicer services all Eligible Notes of Borrower pursuant to the Servicing Agreement.
5.18Subsidiaries. REIT Borrower is a wholly-owned Subsidiary of Operating Borrower. Trust Borrower is a wholly-owned Subsidiary of REIT Borrower. Trust Borrower has no Subsidiaries.
5.19MERS Designated Mortgage Loans.
(a)Each Mortgage Loan that constitutes Collateral is a MERS Designated Mortgage Loan that satisfies the following conditions: (i) such Mortgage Loan has been registered on the MERS System; (ii) a mortgage identification number has been assigned by MERS, (iii) Lender is registered as the "Warehouse/Gestation Lender"; and (iv) the related assignment of the Mortgage Loan to MERS has been duly and properly recorded.
(b)With respect to each Mortgage Loan registered with MERS, no obligor thereunder has received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS.

5.20Cumulative. The warranties and representations set forth herein shall be cumulative and in addition to any and all other warranties and representations that Borrower now or hereafter shall give, or cause to be given, to Lender.
6.AFFIRMATIVE COVENANTS; FINANCIAL COVENANTS.
Borrower covenants and agrees that, as long as any credit hereunder shall be available and until full and final payment of the Obligations and termination of the Loan, and unless Lender shall otherwise consent in writing, Borrower shall (or shall cause the applicable Obligated Party to) do all of the following:
6.1Collateral. Within seven (7) Business Days of the funding of the related Advance by Lender, Borrower shall provide to Lender or its Custodian, if Lender elects, each Note File (if to Lender) or a copy of the Note File (if to its Custodian), including originals of the Notes endorsed to Lender in form acceptable to Lender.
6.2Compensating Balances. So long as any portion of the Obligations of Borrower to Lender remain outstanding, Borrower's and any Affiliate of Borrower's daily average unrestricted aggregate deposit account balances with Lender, measured quarterly for the previous three (3) calendar months, shall together not be less than the greater of five percent (5%) of the outstanding Obligations or $1,000,000.00. In the event this covenant is not met for any calendar quarter, the Stated Interest Rate set forth in the Promissory Note shall increase automatically by one-quarter of one percent (0.25%) per annum. This covenant will be tested quarterly, and if the average unrestricted aggregate deposit account balances during a calendar quarter once again exceeds the balance required in the foregoing sentence during such calendar quarter, the interest rate shall be re-set to the Stated Interest Rate. If this Agreement is terminated for any reason, Borrower will not have any obligation to comply with this Section 6.2.
6.3Minimum Tangible Net Worth. Borrower shall not permit, as of the last day of any fiscal quarter, the aggregate combined Tangible Net Worth for Parent and its Subsidiaries, on a consolidated basis, to be less than $150,000,000.
6.4Debt Service Coverage Ratio. Borrower shall not permit, as of the last day of any fiscal quarter, the ratio of (a) EBITDA, to (b) Debt Service, in each case for Parent and its Subsidiaries, on a consolidated basis, for such quarter, to be less than 1.25 to 1.0.
6.5Total Liabilities to Tangible Net Worth. Borrower shall not permit, as of the last day of any fiscal quarter, the ratio of (a) Total Liabilities to (b) Tangible Net Worth, in each case for Parent and its Subsidiaries, on a consolidated basis, as of such date, to be greater than 5.50 to 1.0.
6.6Minimum Liquidity. Borrower shall not permit, as of the last day of any fiscal quarter, Liquidity, for Parent and its Subsidiaries, on a consolidated basis, to be less than $5,000,000.

6.7Reserved.
6.8Accounting System. Borrower shall, and shall cause Guarantor to, maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, discs, printouts, and records pertaining to the Collateral which contain information as from time to time may be reasonably requested by Lender.
6.9Financial Statements, Reports, Certificates.Borrower agrees to deliver to Lender or caused to be delivered to Lender (provided that, the reporting requirements of this Section 6.9 shall be satisfied in the event Parent makes timely filings with the SEC the required filings of Forms 10-Q or 10-K (as applicable)), (a) as soon as available, but in any event within forty-five (45) days after the end of each quarter during each of Parent’s fiscal years, a company prepared balance sheet, income statement and cash flow statement, covering Parent’s and its Subsidiaries’ operations, on a consolidated basis, during such period, (b) as soon as available, but in any event, within thirty (30) days after the end of each month, a monthly Borrowing Base Certificate, (c) as soon as available, but in any event no later than April 30th of each year, financial statements of Parent and its Subsidiaries, on a consolidated basis, for the prior fiscal year, audited by a certified public accountant reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, (d) concurrently with the delivery of the financial statements referred to in Sections 6.9(a) and (c), a Compliance Certificate executed by the chief financial officer or treasurer of Parent (i) stating that to the best of such Person's knowledge, no Event of Default has occurred and is continuing, or if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with Sections 6.3, 6.4, 6.5, and 6.6, as applicable, (e) as soon as available, but in any event no later than the earlier of (i) 30 days after the filing thereof or (ii) 30 days after the filing deadline established by the Internal Revenue Service (the “IRS”), including any extensions (provided that Parent shall deliver to Lender written evidence of any such extension prior to the regular filing deadline established by the IRS), Parent’s tax return for the preceding fiscal year of Parent, and (f) such other documents and reports as Lender may reasonably require. Parent’s audited financial statements shall include a balance sheet, profit and loss statement, cash flow statement, and, if prepared, an accountants' letter to management
6.10MERS. Borrower shall promptly provide Lender with written notice if Borrower or MERS terminates Borrower’s agreements with MERS so that any Mortgage Loan which constitutes Collateral is no longer registered with and processed through MERS, or if for any reason Lender is no longer shown as an "Warehouse/Gestation Lender" on the MERS Registry.
6.11Taxes. Except for Permitted Liens, all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property have been paid, and shall hereafter be paid in full, before delinquency or before the expiration of any extension period. Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law.

Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes. Except for Permitted Liens, Borrower shall pay, or shall cause to be paid, in full, before delinquency or before the expiration of any extension period, all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any of the makers under the Eligible Notes relating to the property which secures the Eligible Notes.
6.12Insurance.
(a)The owners of the real property encumbered by the Note Mortgages shall obtain and maintain, (i) insurance of the type necessary to insure the applicable mortgaged property for an amount equal to the lesser of (1) the unpaid principal balance of the underlying note, or (2) the full insurable value as determined by the insurer of the mortgaged property that is the subject of the Note Mortgage, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, and other risks from time to time included under "extended coverage" policies, but in any event in amounts sufficient to prevent Borrower from becoming a co-insurer under such policies in amounts consistent with Borrower's underwriting guidelines and policies, and (ii) for any property with scheduled improvements that represent a material portion of the property's cost basis, Borrower will, using commercially reasonable means, obtain combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of real property, in an amount of not less than Five Hundred Thousand Dollars ($500,000.00) with such deductibles as Borrower determines in its reasonable discretion.
(b)All insurance required herein shall be consistent with the underwriting guidelines and policies.
(c)Borrower shall give Lender prompt notice of any loss covered by such insurance and Lender shall have the right to adjust any loss to the extent of Borrower's rights to do so. Any monies received by Borrower as payment for any loss under any insurance policy including, but not limited to, the insurance policies mentioned above, shall be paid over to Lender to be applied either to the prepayment of the Obligations without premium, in such order or manner as Lender may elect, or, if no Event of Default shall exist, be disbursed to Borrower for application to the cost of repairs, replacements or restorations. All restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, all prepaid premiums shall be the sole and absolute property of Lender to be applied by Lender to the payment of the Obligations in such order or form as Lender shall determine.
(d)Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this

Section 6.12, unless Lender is included thereon as named insured with the loss payable to Lender.
(e)Borrower will obtain and maintain, or shall cause the owners of any real property encumbered by Note Mortgages to obtain and maintain, insurance substantially in the form required under Section 6.12(a) for all of the property which secures the Eligible Notes, except that the amount of insurance coverage is not required to exceed 100% of the value of the Eligible Notes secured by such property.
(f)If requested by Lender, Borrower will make available for Lender's review all policies of insurance covering any Collateral during the financial and Collateral audits allowed pursuant to Section 4.9 hereof.
6.13No Setoffs or Counterclaims. All payments hereunder and under the other Loan Documents made by or on behalf of Borrower shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.
6.14Compliance with Laws. Borrower shall comply in all material respects with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act.
6.15Joinder of AOMT II. On or before the date that is the earlier of (a) 30 days from the date of this Agreement or (b) the date AOMT obtains any interest in any Collateral, Borrower shall cause AOMT II to, (i) become a Borrower by executing and delivering to Lender a joinder agreement in form and substance acceptable to Lender, (b) take all actions required by Lender to grant Lender a perfected first priority security interest in its property which constitutes Collateral, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be requested by Lender and as necessary to perfect such security interest, (c) deliver to Lender a true and correct copy of its organizational documents and such other documents and instruments as Lender may require, in form, content and scope reasonably satisfactory to Lender, and (d) establish its primary operating accounts with Lender.
7.NEGATIVE COVENANTS.
Borrower covenants and agrees that, until full and final payment of the Obligations and termination of the Loan, Borrower will not do any of the following without Lender's prior written consent which may be granted or withheld in Lender's sole and absolute discretion.
7.1Notice on Fundamental Changes.
(a)Without giving Lender at least fifteen (15) days' prior written notice and provided that no Change of Control would occur, enter into any acquisition, merger, consolidation, reorganization, or recapitalization, and will agree not to reclassify its membership interests.

(b)Without Lender's prior written consent, Borrower will not liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).
7.2Change Name. Without giving Lender at least fifteen (15) days' prior written notice, change Borrower's name, FEIN, business structure, or identity, or add any new fictitious name.
7.3Other Liens. Create or permit to be created or allow to exist, other than as may be permitted under the Loan Documents, any liens on any Collateral, other than Permitted Liens, or otherwise sell, transfer or assign any interest in any Collateral.
7.4Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person where the payment of such obligation would have a material adverse effect on the financial condition of Borrower, except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Lender.
7.5Manager; Servicer. Enter into any servicing agreement other than the Servicing Agreement, amend or modify any servicing agreement other than in accordance with this Agreement, or change its servicer for loans constituting a portion of the Collateral, in each case without Lender's prior written consent which may be granted or withheld by Lender in its sole and absolute discretion.
7.6Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control without the prior, written approval of Lender.
7.7Distributions. If any Default exists or would exist by reason of the making thereof, then Borrower will not declare or pay any dividends or distributions on account of any equity interest of Borrower to any Person or declare or pay any management or other fees to any of Borrower's members or Affiliates, except that the foregoing shall not restrict the ability of Trust Borrower to make distributions to REIT Borrower, and for REIT Borrower to make distributions to Operating Borrower.
7.8Accounting Methods. Borrower will not modify or change its method of accounting in any material respect.
7.9Use of Proceeds. Borrower will use the proceeds of any Advance made hereunder to fund Eligible Notes and to pay Protective Advances, interest, principal, fees and costs (including but not limited to Lender Expenses and those fees set forth in Sections 2.7(c)) required under the Loan Documents.
7.10Change in Location of Chief Executive Office. Borrower covenants and agrees that it will not, without at least fifteen (15) days prior written notification to Lender, relocate its chief executive office to a new location.
7.11Suspension. Suspend or go out of business.

8.EVENTS OF DEFAULT.
Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:
8.1If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest) which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts)), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations, and (i) with respect to payments other than payments of principal and interest, such failure is not cured within five (5) Business Days of its receipt of notice of such failure and (ii) with respect to payments of principal and interest, such failure is not cured within five (5) Business Days of such failure; provided, however, Borrower shall not be permitted to avail itself of the foregoing grace period more than one (1) time during any 12-month period;
8.2(a) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.3 through 6.6 or Section 6.15 and/or (b) if any Obligated Party fails or neglects to perform, keep, or observe any other term, provision, condition, or covenant contained in Article 7 of this Agreement;
8.3If any Obligated Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant (other than Section 6.2), or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between such Obligated Party and Lender and such failure is not cured within twenty (20) Business Days of written notice thereof (provided, however, that if such failure cannot reasonably be cured within twenty (20) Business Days through the use of commercially reasonable and diligent efforts, then Borrower will have such additional time as is necessary to cure such failure through the use of commercially reasonable and diligent efforts, but in no event more than thirty (30) days from the date of the original written notice of such failure);
8.4If Borrower fails or neglects to perform, keep or observe in a material way any term, provision, condition, or agreement contained in any Note Mortgage as a covenant or requirement of Borrower beyond applicable grace or cure periods;
8.5If any material portion of any Obligated Party's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon and the Obligated Party cannot procure a release of such properties or assets within five (5) Business Days;
8.6If an Insolvency Proceeding is commenced by any Obligated Party;
8.7If an Insolvency Proceeding is commenced against any Obligated Party and any of the following events occur: (a) such Obligated Party consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not stayed or dismissed within sixty (60) calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to make additional Advances; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Obligated Party; or (e) an order for relief shall have been issued or entered therein;
8.8If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs and the same is not dismissed within ten (10) Business Days of entry of such order;
8.9Except for Permitted Liens, if a notice of lien, levy, or assessment is filed of record with respect to a material portion of any Obligated Party's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter, to any one or more of such entities becomes a lien, whether choate or otherwise, upon any material portion of any such Obligated Party's properties or assets and the same is not: (i) paid on the payment date thereof, or (ii) adequately bonded against and reserved for, in a manner acceptable to Lender in its sole and absolute discretion and any such lien cannot be released within ten (10) Business Days;
8.10If a judgment or other claim in excess of $1,000,000 becomes or results in a lien upon any portion of any Obligated Party's properties or assets and the same is not paid on the payment date thereof or if any judgment or other claim less than $1,000,000 becomes or results in a lien upon any material portion of such Obligated Party's properties or assets and the same is not adequately bonded against and reserved for in a manner acceptable to Lender in its sole and absolute discretion;
8.11If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Lender by any Obligated Party or any officer, employee, agent, member, manager, or director of any Obligated Party, or if any such warranty or representation is withdrawn and such material misstatement or misrepresentation is not cured with ten (10) Business Days (or such misstatement or misrepresentation is not capable of being cured);
8.12The occurrence of any event which permits the acceleration of the maturity of any Indebtedness in an aggregate principal amount in excess of $1,000,000 owing by any Obligated Party to any third party under any agreement or understanding;
8.13If the obligation of any Servicer or Custodian, as applicable, under any Loan Document is limited or terminated by operation of law, or terminated or purported to be terminated by any Servicer or Custodian, as applicable, thereunder, or any Servicer or Custodian, as applicable, becomes the subject of an Insolvency Proceeding, and Borrower fails to transfer the obligations of such any Servicer or Custodian, as applicable, to another party reasonably acceptable to the Lender within sixty (60) days, provided that such sixty (60) days' cure period shall not be available if Lender determines such event could reasonably be expected to have a material adverse effect on the financial condition of Borrower or Lender's rights and/or perfection in the Collateral; or

8.14With respect to any Plan, the occurrence of any event which could reasonably be expected to have a material adverse effect on the financial condition of Borrower and any such event cannot be cured within ten (10) Business Days; or
9.LENDER'S RIGHTS AND REMEDIES.
9.1Rights and Remedies. Subject to Section 9.4 below, in addition to the remedies set forth in the other Loan Documents and any of the Note Mortgages, upon the occurrence and continuance of an Event of Default, Lender may, at its election, with notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:
(a)Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;
(b)Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;
(c)Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting Lender's rights and security interests in the Collateral and without affecting the Obligations;
(d)Without notice to or demand upon Borrower or any other Obligated Party, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Borrower authorizes Lender to pay, purchase, contest, or compromise any encumbrance, charge, or lien that in Lender's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith;
(e)Without notice to any Obligated Party (such notice being expressly waived), and without constituting a retention of any Collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of such Obligated Party held by Lender, or (ii) indebtedness at any time owing to or for the credit or the account of such Obligated Party held by Lender;
(f)Hold, as cash collateral, any and all balances and deposits of Borrower held by Lender to secure the full and final repayment of all of the Obligations;
(g)Prepare for sale, advertise for sale, and sell the Collateral in accordance with the procedures set forth in Section 9.1(h). Lender is hereby granted a limited and revocable license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale, and selling any Collateral;
(h)Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable. Any party, including Borrower, Guarantor and any affiliate of Borrower, may bid at any such sale of any Collateral. It is not necessary that the Collateral be present at any such sale;
(i)Without regard to any waste, adequacy of the security or solvency of Borrower, apply for the appointment of a receiver of the Collateral, to which appointment Borrower hereby consents, whether or not foreclosure proceedings have been commenced under any security documents and whether or not a foreclosure sale has occurred; and/or
(j)Direct MERS, pursuant to the Electronic Tracking Agreement, to remove Borrower or its Servicer from the "Servicer" category on the MERS System and insert in place thereof, Lender or its designee, or direct MERS to take such other action with respect to the Mortgage Loans that constitute Collateral as Lender deems advisable.
9.2Remedies Cumulative. Lender's rights and remedies under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.
9.3Foreclosure Not A Discharge. Foreclosure shall not operate as a discharge to Borrower's Obligations to Lender as to Hazardous Materials and the indemnity provisions in Section 11. The indemnity provisions in Section 11 shall not be discharged or affected in any way by foreclosure or by Lender's acceptance of a deed in lieu thereof.
9.4Exclusive Remedy for Breach of Certain Representations and Warranties. Notwithstanding anything to the contrary set forth in Section 9.1, if an Event of Default solely results from the breach of a representation or warranty set forth in Sections 5.2 through 5.6, then Lender's exclusive remedy shall be to reduce the Borrowing Base by an amount equal to the portion of the Borrowing Base attributable to the related Eligible Notes. And, if such computation results in an overadvance, Borrower shall immediately pay the same, or provide Lender with substitute Collateral acceptable to Lender in its sole and absolute discretion.
10.TAXES AND EXPENSES REGARDING THE COLLATERAL.

If Borrower fails to pay, or cause the payment of, any monies, except for Permitted Liens, (whether taxes, rents, assessments, insurance premiums, or otherwise) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, or the other Loan Documents, then, to the extent that Lender determines that such failure by Borrower could reasonably be expected to have a material adverse effect on Lender's interests in any part of the Collateral, in its discretion and without prior notice to Borrower, Lender may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's loan account as Lender deems necessary to protect Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.12, and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses. Any such payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.
11.WAIVERS; EXPENSES; INDEMNIFICATION.
11.1Demand; Protest; etc. Borrower waives presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable. The foregoing shall not be deemed to be a waiver by Borrower of any requirement of notice from Lender contained herein or in the Loan Documents.
11.2Lender's Liability for Collateral. So long as Lender complies with its obligations, if any, under Section 9-207 of the Code, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral (other than its role as Custodian); (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person; notwithstanding the above, Lender will be responsible for its role as Custodian and the general protections of the Collateral generally in compliance with applicable law. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.
11.3Expenses. Borrower hereby agrees to pay on demand: (a) all reasonable costs and expenses of Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel, advisors, consultants, and auditors for Lender; (b) all reasonable costs and expenses of Lender in connection with any default or Event of Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel, advisors, consultants, and auditors for Lender; (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any governmental authority in respect of this Agreement or any of the other Loan Documents; (d) all reasonable costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any lien contemplated by this Agreement or any other Loan Document; and (e) all other reasonable costs and expenses incurred by Lender in connection with (i) this Agreement or any other Loan Document, (ii) the servicing and administration of the Obligations, (iii) any litigation, dispute, suit, proceeding or action arising from or related to the Obligations or any Loan Document, or (iv) the enforcement of its rights and remedies, and the protection of its interests in bankruptcy, insolvency or other legal proceedings, including, without limitation, all costs, expenses, and other charges incurred in connection with evaluating, observing, collecting, examining, auditing, appraising, selling, liquidating, or otherwise disposing of the Collateral or other assets of Borrower.
11.4Indemnification. Borrower hereby indemnifies and agrees to hold harmless all Indemnified Persons from and against any and all Losses suffered by, imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Loan Documents, the Obligations or the Collateral (including without limitation, the enforcement of the Loan Documents and the defense of any Indemnified Person's actions and/or inactions in connection with the Loan Documents). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON, EXCEPT TO THE LIMITED EXTENT THE CLAIMS AGAINST AN INDEMNIFIED PERSON ARE PROXIMATELY CAUSED BY SUCH INDEMNIFIED PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity that is or has at any time been an Indemnified Person. Notwithstanding the foregoing, Borrower shall not be required to indemnify Lender under this Section 11.4 for any special, indirect, incidental, or consequential damages, except to the extent such damages are payable to, or owed by Lender to, a Person that is not party to this Agreement.
12.NOTICES.
Unless otherwise provided in this Agreement, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, (d) transmitted by email, in each case delivered or sent to the party to whom notice is being given to the business address or email address set forth below as to each party, at such other business address or email address as it may hereafter designate in writing to the other party pursuant to the terms of this Section. All such notices, requests, demands and other communications shall be deemed to be an authenticated record communicated or given on (a) the date received if personally delivered, (b) two Business Days after deposit in the mail if delivered by mail, (c) the date delivered to the courier if delivered by overnight courier, or (d) the date of transmission if sent by email, provided that an electronic notice of non-delivery is not received and further provided that immediately following any email notice additional notice shall be sent in any other manner authorized hereunder to supplement the email notice.

If to Borrower:

c/o Angel Oak Mortgage, Inc.
3344 Peachtree Rd., NE, Suite #1725
Atlanta, Georgia 30326
Attn: Dan Gentry, Brandon Filson
Email: dan.gentry@angeloakcapital.com
brandon.filson@angeloakcapital.com

With a copy to:

Angel Oak Companies, LP
3344 Peachtree Road., NE, Suite #1725
Atlanta, Georgia 30326
Attn: Legal
Email: sidney.simms@angeloakcapital.com

If to Lender:

Veritex Community Bank
8214 Westchester Drive, Suite 400
Dallas, TX 75225
Attn: Amy Satsky, Executive Vice President
Email: asatsky@veritexbank.com

If to Lender:

Veritex Community Bank
214 Westchester Drive, Suite 400
Dallas, TX 75225
Attn: Elizabeth Mix, Senior Vice President
Email: emix@veritexbank.com

With a copy to:

Kane Russell Coleman Logan PC
901 Main Street, Suite 5200
Dallas, Texas 75202
Attn: Michael Attaway, Esq.
Email: mattaway@krcl.com
The failure of a party to provide notice to a law firm shall not affect the validity of any notice otherwise properly sent to the other party.

13.GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.
13.1GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT AND ANY CONTROVERSY, DISPUTE, CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, ANY BREACH THEREOF, THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY OTHER DISPUTE BETWEEN OR AMONG LENDER AND BORROWER (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS UNDER FEDERAL LAW. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IS PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. THE PARTIES HEREBY AGREE THAT ANY LAWSUIT, ACTION, OR PROCEEDING THAT IS BROUGHT (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, OR THE ACTS, CONDUCT, OR OMISSIONS OF LENDER, ANY INDEMNIFIED PERSON OR ANY OF THEIR RESPECTIVE AGENTS, SUCCESSORS OR ASSIGNS OR BORROWER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN DALLAS COUNTY, TEXAS. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH LAWSUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND (C) FURTHER WAIVES ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREE THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED AT THE ADDRESS FOR NOTICES REFERENCED IN SECTION 12 HEREOF.
13.2WAIVER OF JURY TRIAL. THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT SUCH RIGHT MAY BE WAIVED. LENDER AND BORROWER, AFTER CONSULTING (OR HAVING THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY, AND EXPRESSLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING IN ANY WAY TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE CONDUCT, ACTS OR OMISSIONS OF LENDER OR BORROWER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY

OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.2.
14.GENERAL PROVISIONS.
14.1Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and Lender.
14.2Limitation of Liability. Neither Lender nor any officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender's Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.
14.3No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any of any Borrower's equity holders or any other Person. Documents in connection with the transactions contemplated hereunder have been prepared by Kane Russell Coleman Logan PC ("Lender's Counsel"). Borrower acknowledges and understands that Lender's Counsel is acting solely as counsel to Lender in connection with the transaction contemplated herein, is not representing Borrower in connection therewith, and has not, in any manner, undertaken to assist or render legal advice to Borrower with respect to this transaction. Borrower has been advised to seek other legal counsel to represent Borrower's interests in connection with the transactions contemplated herein
14.4Lender not Fiduciary. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.
14.5Waiver and Agreement. Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced
14.6Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent, and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release Borrower from its Obligations. Lender reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder. In connection with any such assignment or participation, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower's business, provided that the assignee or party receiving the participation shall agree in writing to maintain the confidentiality of the documents and information provided. To the extent that Lender assigns its rights and obligations hereunder to a third Person, Lender shall thereafter be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person.
14.7Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.
14.8Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.
14.9Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal-enforceability of any specific provision.
14.10Amendments in Writing. This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement.
14.11Counterparts; Executed Copies. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Electronic PDF signatures shall be as effective as original executed counterparts of this Agreement.
14.12Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Lender of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorney's fees of Lender related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.
14.13Lending Relationship. Nothing contained in this Agreement or any of the other Loan Documents shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Borrower and Lender, it being expressly understood and agreed that nothing contained in this Agreement or the other Loan Documents shall be deemed to create any relationship between Borrower and Lender other that the relationship of borrower and lender.
14.14Participations; Etc. Lender shall have the right at any time and from time to time to grant participations in, or sell and transfer all or any part of, the Obligations and any Loan Documents. Each actual or proposed participant or assignee, as the case may be, shall be entitled to receive all information received by Lender regarding Borrower, including, without limitation, information required to be disclosed to a participant or assignee pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant or assignee is subject to the circular or not), provided that the assignee or party receiving the participation shall agree in writing to maintain the confidentiality of the documents and information provided. For the avoidance of doubt, Borrower shall only be required to correspond, communicate and otherwise deal directly with Lender identified herein and not with respect to any participants.
14.15Construction. Borrower and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender.
14.16Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a default or an Event of Default if such action is taken or such condition exists.
14.17Additional Interest Provision. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on the indebtedness evidenced by any Promissory Note, any Loan Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under applicable law). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to any Promissory Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Lender's exercise of the option to accelerate the maturity of any Promissory Note and/or any and all indebtedness paid or payable by Borrower to Lender pursuant to any Loan Document other than any Promissory Note (such other indebtedness being referred to in this Section as the "Related Indebtedness"), or (c) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of any Promissory Note and/or the Related Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Lender shall be credited on the principal balance of any Promissory Note and/or the Related Indebtedness (or, if any Promissory Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of any Promissory Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if any Promissory Note or Related Indebtedness has been paid in full before the end of the stated term thereof, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against such Promissory Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Promissory Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by any Promissory Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of such Promissory Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of any Promissory Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to such Promissory Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Promissory Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

14.18Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on any such Promissory Note and/or any other portion of the Obligations, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.
14.19USA Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act. In addition, Borrower agrees to (a) ensure that no Person who owns a controlling interest in or otherwise controls Borrower or any subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the OFAC, the Department of the Treasury or included in any Executive Order, (b) not to use or permit the use of proceeds of the Obligations to violate any of the foreign asset control regulations of the OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, or cause its Subsidiaries to comply, with the applicable laws.
14.20Co-Borrower Provisions.
(a)This Agreement has been fully executed by each of Operating Borrower, REIT Borrower and Trust Borrower who are referred to in this Agreement individually, collectively, interchangeably, and jointly and severally as "Borrower". Unless specifically stated to the contrary, the word "Borrower" as used in this Agreement, including, without limitation, as used in all representations, warranties, and covenants, shall apply to each of Operating Borrower, REIT Borrower and Trust Borrower, or any of them, and the duties, obligations and liabilities of Borrower hereunder shall be joint and several.
(b)This Agreement is a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Lender and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all prior and all future Advances were advanced to such Borrower. Lender may rely on any certificate or representation made by any Borrower as made on behalf of, and binding upon Operating Borrower, REIT Borrower and Trust Borrower including, without limitation, Borrowing Base Certificates and Compliance Certificates.

(c)Each Borrower acknowledges and agrees that it is jointly and severally liable for the Obligations and Lender may proceed against either or both of them to enforce the Obligations without waiving its right to proceed against any of the other Borrowers.
(d)Each Borrower appoints the other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of any Advances on behalf of each Borrower and to apply to Lender on behalf of each Borrower for Advances, any waivers and any consents. This authorization cannot be revoked, and Lender need not inquire as to each Borrower's authority to act for or on behalf of Borrower.
(e)Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Lender under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. If any payment is made to a Borrower in contravention of this Section 14.20, then such Borrower shall hold such payment in trust for Lender and such payment shall be promptly delivered to Lender for application to the Obligations, whether matured or unmatured in accordance with the terms of the Loan Documents.
(f)Except as otherwise provided in this Agreement, each Borrower waives; notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower's risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which the Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Lender's failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Lender from foreclosing on its lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Lender that changes the scope of the Borrower's risks hereunder or, without limitation, the Collateral for repayment of the Obligations.
(g)Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under any statutory or common law suretyship defenses or marshalling rights, now or hereafter in effect.
(h)The liability of Borrower hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Lender may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.
(i)Without affecting the liability of any Borrower hereunder, Lender may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower; (ii) grant other indulgences to a Borrower in respect of the Obligations; (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower; (iv) release, surrender or exchange any collateral deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.
(j)All indebtedness of a Borrower now or hereafter arising held by the other Borrower is subordinated to the Obligations, and the Borrower holding the indebtedness shall take all actions reasonably requested by Lender to effect, to enforce and to give notice of such subordination.
14.21NOTICE OF FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the first date set forth above.
BORROWER:
ANGEL OAK MORTGAGE OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:  Angel Oak Mortgage OP GP, LLC, its general partner

By: /s/ Michael Fierman
Name: Michael Fierman
Title: Managing Partner

ANGEL OAK MORTGAGE FUND TRS,
a Delaware statutory trust

By:    Angel Oak Capital Advisors, LLC, not individually but solely as Administrator

By: /s/ Michael Fierman
Name: Michael Fierman
Title: President

ANGEL OAK MORTGAGE REIT TRS, LLC, a Delaware limited liability company

By: /s/ Dory S. Black
Name: Dory S. Black
Title: Secretary

LENDER:
VERITEX COMMUNITY BANK,
a Texas state bank

By: /s/ Amy Satsky
Name: Amy Satsky
Title: Executive Vice President

SCHEDULE 1.1
ELIGIBILITY CRITERIA; ADVANCE RATES; SUBLIMITS

	Eligibility Criteria
Eligible Loan Type	Maximum Loan Size	Minimum FICO Score[1]	Maximum LTV	Advance Rate	Sublimit
Prime Jumbo – Tier 1 (Platinum)	$2,000,000	700	80%	92.5%	100%
Prime Jumbo – Tier 2 (Platinum)	$2,000,000	700	85%	92.5%	25%
Non-QM Tier 1	$2,000,000	720	90%	92.5%	15%
Non-QM Tier 2	$2,000,000	660	85%	92.5%	25%
Non-QM Tier 3	$2,000,000	640	80%	92.5%	80%
Non-QM Tier 4	$1,500,000	620	75%	85.0%	15%
Investor/DSCR Tier 1	$1,750,000	680	80%	80.0%	30%
Investor/DSCR Tier 2	$1,250,000	660	75%	80.0%	10%
1 Minimum FICO credit score of the primary obligor of the Note.

EXHIBIT A
FORM OF BORROWING BASE CERTIFICATE
DATE:

TO:        VERITEX COMMUNITY BANK
        8214 Westchester
        Dallas, Texas 75225
Ladies and Gentlemen:
THIS BORROWING BASE CERTIFICATE dated as of         , 20___, is executed and delivered by ANGEL OAK MORTGAGE REIT TRS, LLC, a Delaware limited liability company, ANGEL OAK MORTGAGE OPERATING PARTNERSHIP, LP, a Delaware limited partnership, and ANGEL OAK MORTGAGE FUND TRS, a Delaware statutory trust (individually, collectively, interchangeably, and jointly and severally, "Borrower"), pursuant to that certain LOAN AND SECURITY AGREEMENT dated as of August 16, 2021, between Borrower and VERITEX COMMUNITY BANK ("Lender") (as the same may be amended, supplemented, modified or restated from time to time, being hereinafter referred to as the "Loan Agreement"). All terms used herein shall have the meanings assigned to them in the Loan Agreement. Borrower represents and warrants to Lender that all information contained herein is true, correct, and complete, and that the Borrowing Base referred to below includes only Eligible Notes that qualify for purposes of determining the Borrowing Base under the Loan Agreement.
Borrower further represents and warrants to Lender that the representations and warranties contained in the Loan Agreement are true and correct in all material respects on and as of the date of this Borrowing Base Certificate as if made on and as of the date hereof, and that no Event of Default has occurred and is continuing.

BORROWER:

ANGEL OAK MORTGAGE REIT TRS, LLC, a Delaware limited liability company

By:
Name:
Title:

ANGEL OAK MORTGAGE FUND TRS,
a Delaware statutory trust

By:    Angel Oak Capital Advisors, LLC, not individually but solely as Administrator

By:
Name:
Title:

ANGEL OAK MORTGAGE OPERATING PARTNERSHIP, LP

By:  Angel Oak Mortgage OP GP, LLC, its general partner

By: _________________________
Name:
Title:

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE

FOR [YEAR] [QUARTER] ENDED [______] [(THE "SUBJECT YEAR")] [(THE "SUBJECT QUARTER")]

LENDER:    VERITEX COMMUNITY BANK
BORROWER:     ANGEL OAK MORTGAGE REIT TRS, LLC, a Delaware limited liability company, ANGEL OAK MORTGAGE OPERATING PARNTNERSHIP LP, a Delaware limited partnership and ANGEL OAK MORTGAGE FUND TRS, a Delaware statutory trust
This Certificate is delivered under the Loan and Security Agreement (the "Agreement") dated as of August 16, 2021, between Borrower and Lender as such may have been amended, supplemented or replaced. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Agreement. On behalf of Borrower, the undersigned certifies to Lender on the date hereof that (a) no Event of Default has occurred and is continuing, (b) all representations and warranties of Borrower contained in the Agreement and in the other Loan Documents are true and correct in all material respects, and (c) the information set forth below hereto is true and correct as of the last day of the Subject [Year] [Quarter]:

PARENT:

ANGEL OAK MORTGAGE, INC., a Delaware corporation

By:
Name:
Title: